PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION:

                                                                                                Investor Relations

                                                                                                David Lim

                                                                                                +1 844-632-1060                                                                                                                                    IR@univar.com

                                                                                                Media Relations

                                                                                                Scott C. Johnson

                                                                                                +1 331-777-6187                                                                                                                                    scott.johnson@univarusa.com

Univar Receives Decision from Canadian Tax Court on Previously Disclosed Dispute

DOWNERS GROVE, Ill. – June 24, 2016 – As previously disclosed in the Company’s public financial statements, the Canada Revenue Agency (“CRA”) and province of Alberta issued assessments for taxes and interest directly related to certain restructuring activities associated with the 2007 acquisition of Univar by investment funds advised by CVC Capital Partners (“CVC”). The taxes and interest assessed related to these matters aggregate to $85.1 million (USD) at current exchange rates. The tax positions taken are unrelated to any of Univar’s operating activities and are solely associated with the 2007 acquisition by CVC. The Company has previously filed its objections to the assessments. In June 2015, these matters were litigated in the Tax Court of Canada.

On June 22, 2016, the Tax Court of Canada issued a judgment in favor of the CRA. The Company strongly disagrees with the decision of the Tax Court of Canada and will file an appeal to the Canadian Federal Court of Appeal within 30 days. The Company has not recorded any liabilities for these matters in its financial statements, as it believes it is more likely than not that the ruling will be reversed on appeal and the Company’s position sustained. Litigation, of course, is subject to uncertainty, and there can be no assurance that Univar’s appeal will be successful. Should the matter be resolved against Univar on appeal, the Company would have to record a one-time charge against earnings.

As previously reported, a Letter of Credit has been issued in the amount of $44.7 million (Canadian), covering the initial assessment of $29.4 million (Canadian) and interest of $15.3 million (Canadian). At this time, the Company has no indications that the CRA is seeking any cash payment beyond the issued Letter of Credit.

About Univar Inc.

Founded in 1924, Univar (NYSE: UNVR) is a global distributor of specialty and basic chemicals from more than 8,000 producers worldwide. Univar operates more than 800 distribution facilities throughout North America, Western Europe, the Asia-Pacific region, and Latin America, supported by a global network of sales and technical professionals. With a broad portfolio of products and value-added services, and deep technical and market expertise, Univar delivers the tailored solutions customers need through one of the most extensive chemical distribution networks in the world. Univar is Chemistry DeliveredSM.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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